[FRONT]

THE SOMERSET GROUP, INC.      This proxy is solicited on behalf of the Board of
                              Directors of the Corporation
2800 First Indiana Plaza
135 North Pennsylvania Street
Indianapolis, Indiana 46204             The undersigned hereby appoints Marni
                                        McKinney and Sharon J. Sanford, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of The
                                        Somerset Group, Inc. (the "Corporation") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on April 22, 1998, at 9:00 a.m., EST, and at any adjournment thereof.

1.   ELECTION OF DIRECTORS:

                    FOR all nominees listed below
                             (except as marked to the contrary below)

                         WITHHOLD AUTHORITY
                    to vote for all nominees
               Nominees for a term of three years:
Patrick J. Early, Gary L. Light, Robert H. McKinney and Michael L. Smith

(Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
_____________________________________________________________________________

2. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK:

        FOR                        AGAINST                       ABSTAIN

3.   APPROVAL OF THE CORPORATION'S 1998 STOCK INCENTIVE PLAN:

        FOR                        AGAINST                       ABSTAIN

4. In their discretion, the Proxies are authorized to vote such other business as may properly come before the meeting.

           (Continued and to be signed on other side.)

                             [BACK]

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

The undersigned acknowledges receipt from The Somerset Group, Inc., prior to the execution of this proxy, of notice of the meeting, a proxy statement, and an Annual Report to Shareholders.

Please sign exactly as name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature
                                        (Signature if held jointly)

                                        Dated:               , 1998











      REVOCABLE PROXY

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